UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

Wynn Resorts, Limited
(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On the evening of April 20, 2015 and on April 21, 2015, Elaine P. Wynn included the following arguments in her communications with certain shareholders of Wynn Resorts, Limited:

●

I view the proxy contest as a referendum on my life’s work, and I believe the Company has not produced any fair, supportable reasons to remove a co-founder, the third-largest shareholder, and the lone woman from the Board. Instead, it has focused on distracting boardroom politics.

●

It would be a shame to undo the tension of push and pull between Steve Wynn and me, a dynamic that has characterized our business partnership both as spouses and non-spouses and contributed to the development of our great resorts, especially in the absence of truly compelling reasons.

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I believe that a Wynn Resorts without this Wynn is a diminished one. I am an expert on Steve Wynn, and I am motivated to use that expertise on behalf of all shareholders. I am also uniquely qualified to identify others with important balancing characteristics that will help to ensure that this company continues on its exciting path of innovation and success.

●

As the only candidate with any operational experience at the company at all, and as a co-founder, I believe I am uniquely positioned to contribute to the succession planning process. I have worked in the gaming and hospitality industry in Las Vegas for over four decades. I know the industry leaders, the up and comers, and I know how to spot emerging talent.

●	I would bet that the independent directors did not expect me to challenge them and now regret the unfortunate and unnecessary spotlight cast on our company.

●	I believe I have earned the right to help steer the course of Wynn Resorts on a safe and reasonable path.

***

On March 20, 2015, Elaine P. Wynn filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission.  Ms. Wynn is soliciting proxies for use at the Company’s 2015 Annual Meeting of Stockholders, to be held on April 24, 2015.  She intends to use such proxies to vote in favor of her re-election to the board of directors, and for the election of the Wynn Resorts, Limited nominee other than John J. Hagenbuch.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND, AS THEY BECOME AVAILABLE, OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MS. WYNN FROM THE STOCKHOLDERS OF WYNN RESORTS, LIMITED BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE MATERIALS AND OTHER MATERIALS FILED BY MS. WYNN IN CONNECTION WITH HER PROXY SOLICITATION WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY MS. WYNN WITH THE SECURITIES AND EXCHANGE COMMISSION WILL ALSO BE AVAILABLE, WITHOUT CHARGE, BY DIRECTING A REQUEST TO MS. WYNN’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER (877) 629-6355 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.